CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and to the inclusion of our report dated April 9, 2007, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company, and the incorporation by reference of our reports dated (a) April 7, 2006, with respect to the financial statements of Columbus Life Insurance Company Separate Account 1 and (b) April 5, 2006, with respect the statutory-basis financial statements of Columbus Life Insurance Company, in Post-Effective Amendment No. 8 to the Registration Statement (Form N-6 No. 333-73390) and Amendment No. 23 to the Registration Statement (Form N-6 No. 811-09337) and related Prospectus and Statement of Additional Information and corresponding Supplements of Columbus Life Insurance Company Separate Account 1 for the registration of the "Legacy Survivorship Variable Universal Life" flexible premium insurance policy.




                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
April 11, 2007